Exhibit 32
                   CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this Report of VALLEY HIGH MINING COMPANY (the "Company"), as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Michael Coombs, hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                   VALLEY HIGH MINING COMPANY

Dated: March 5, 2007              /s/ John Michael Coombs
                                  -------------------------------
                                  John Michael Coombs, Chairman of the
                                  Board, President, and Chief Executive
                                  Officer (CEO)



Dated: March 5, 2007              /s/ John Michael Coombs
                                  ---------------------
                                  John Michael Coombs, Chief or
                                  Principal Financial Officer (CFO) and
                                  Principal Accounting Officer